UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  (May 1, 2006)
TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	000-49762	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Registrant’s telephone number, including area code: 787-749-4949
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
At the Annual Meeting of Shareholders of Triple-S Management Corporation (the “Corporation”) held on April 30, 2006, the shareholders elected Dr. Luis A. Clavell-Rodríguez to serve in the Board of Directors of the Corporation. Dr. Clavell-Rodríguez was nominated by the Board of Directors to fill the vacancy of Dr. Fernando Longo-Rodríguez, whose term as a member of the Board of Directors expired on the date of the Annual Meeting.
Section 8 — Other Events
Item 8.01. Other Events
On May 1, 2006, the Corporation issued a press release announcing that the shareholders of the Corporation had approved the Amended and Restated Articles of Incorporation and Bylaws of the Corporation that will allow it to commence the process of pursuing an initial public offering for the Corporation. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The information contained in this Item 8.01 and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits.
     99.1 Press Release dated May 1, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION
	By:	/s/ Ramón M. Ruiz-Comas
Date: May 2, 2006	Name:	Ramón M. Ruiz-Comas
	Title:	President & Chief Executive Officer